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                                                      Exhibit 99


                       McDonnell Douglas Corporation
             Computation of Ratio of Earnings to Fixed Charges
                   Six Months Ended June 30, 1994
                         (Dollars in Millions)






     Earnings
       Earnings from continuing operations
         before income taxes                               $ 430
       Add:  Interest expense                                141
             Interest factor in rents                          7
             Amortization of capitalized interest              1
                                                           -----
                                                           $ 579
                                                           =====



     Fixed Charges
       Interest expense                                    $ 141
       Interest factor in rents                                7
                                                           -----
                                                           $ 148
                                                           =====



     Ratio of earnings to fixed charges                     3.9X
                                                           =====





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